UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2013

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On September 26, 2013, WellCare Health Plans, Inc. (the “Company”) received Contract S5967 (the “2014 PDP Contract”) between the Centers for Medicare & Medicaid Services (“CMS”) and WellCare Prescription Insurance, Inc. (“WPI”), a wholly-owned subsidiary of the Company, pursuant to which WPI, together with another Company subsidiary, provides stand-alone prescription drug plans under Medicare Part D. The 2014 PDP Contract by its terms is considered a renewal of Contract S5967 dated September 14, 2012, between CMS and WPI (the “2013 PDP Contract”) but its terms supersede the terms of the 2013 PDP Contract.

The terms and conditions contained in the 2014 PDP Contract are equivalent to the terms and conditions contained in the 2013 PDP Contract in all material respects. Pursuant to the 2014 PDP Contract, WPI will operate Medicare prescription drug plans in accordance with the benefit plans submitted by WPI to CMS and applicable laws and regulations, including those relating to the marketing of its plans, enrollment into its plans, utilization management and appeals and grievances. The term of the 2014 PDP Contract is from September 26, 2013 through December 31, 2014 and is renewable for additional one-year periods provided that WPI remains qualified to offer its plans and neither party has elected not to renew. Either party may terminate the 2014 PDP Contract during any term in accordance with applicable laws and regulations. The 2014 PDP Contract also includes an Employer/Union-Only Group Part D Addendum setting forth the terms under which WPI would be permitted to offer employer-sponsored group prescription drug plans to Part D eligible individuals enrolled in employment-based retiree health coverage.

On September 26, 2013, the Company also received Contract H1032 (the “2014 Florida MA Contract”) between CMS and WellCare of Florida, Inc., a wholly-owned subsidiary of the Company (“WCFL”). The 2014 Florida MA Contract by its terms is considered a renewal of Contract H1032 dated September 14, 2012, between CMS and WCFL (the “2013 Florida MA Contract”) but its terms supersede the terms of the 2013 Florida MA Contract. The Company has also received renewals of its other existing Medicare Advantage contracts with CMS. However, consistent with the Company's re-evaluation of our materiality criteria as discussed in Item 15 of our Annual Report on Form 10-K for the year ended December 31, 2012, we are reporting only the 2014 PDP Contract and the 2014 Florida MA Contract as material contracts under this Current Report on Form 8K.

Pursuant to the 2014 Florida MA Contract, WCFL will operate Medicare Advantage coordinated care plans in Florida. WCFL agrees to operate these plans in accordance with the benefit plan submitted by WCFL to CMS and applicable laws and regulations. The terms and conditions contained in the 2014 Florida MA Contract are equivalent to the terms and conditions contained in the 2013 Florida MA Contract in all material respects. It contains various requirements applicable to operation of the plans including, among other things, the benefits to be provided by WCFL to its members, certain protections for members and providers, quality improvement programs, data reporting and program integrity. The 2014 Florida MA Contract also includes an addendum containing the terms and conditions under which WCFL may offer Medicare Part D prescription drug coverage through one or more of its Medicare Advantage plans. The term of the 2014 Florida MA Contract is from September 26, 2013 through December 31, 2014. Unless WCFL elects not to renew, the 2014 MA Contract is renewable for additional one-year periods provided that WCFL and CMS agree on the benefit design and pricing for WCFL’s plans for the renewal period and CMS authorizes the renewal. CMS may terminate the 2014 Florida MA Contract during its term for various reasons, such as WCFL’s substantial failure to comply with various contractual requirements, as detailed in the 2014 Florida MA Contract.

The foregoing description does not purport to be a complete description of the parties’ rights and obligations under the 2014 PDP Contract and/or the 2014 Florida MA Contract. The above description is qualified in its entirety by reference to the 2014 PDP Contract and the 2014 Florida MA Contract, each of which is attached hereto and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.
The following exhibits are filed as part of this report:

Exhibit Number	Description
10.1	Contract S5967 between the Centers for Medicare & Medicaid Services and WellCare Prescription Insurance, Inc.
10.2	Contract H1032 between the Centers for Medicare & Medicaid Services and WellCare of Florida, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2013	WELLCARE HEALTH PLANS, INC. /s/ Lisa G. Iglesias
Lisa G. Iglesias
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
10.1	Contract S5967 between the Centers for Medicare & Medicaid Services and WellCare Prescription Insurance, Inc.
10.2	Contract H1032 between the Centers for Medicare & Medicaid Services and WellCare of Florida, Inc.

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